Exhibit 10.18

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made as of June 11th, 2026, by and among Astral Horizon, L.P., a Delaware limited partnership (“Astral”), Avalanche Treasury Corporation, a Delaware corporation (“Pubco”), Dragonfly Digital Management, LLC, a Delaware limited liability company (the “Seller”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WITNESSETH:

WHEREAS, on the date hereof and simultaneously with the execution of this Agreement, Astral receives 2,000,000 shares of class A common stock, par value $0.01 per share, of Pubco in uncertificated book-entry form (the “Astral Earnout Shares”) which are deposited in the Escrow Account (as defined below).

WHEREAS, the parties hereto have agreed to enter into this Agreement governing the establishment, the holding, and the release of the Escrow Account on the terms and subject to the conditions hereinafter set forth, whereby Astral transfers, or will transfer, (as the case may be) to the Escrow Agent, and the Escrow Agent will hold, (i) all the Astral Earnout Shares as well as (ii) any additional equity securities in Pubco issued to Astral as an adjustment of the Astral Earnout Shares for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to the shares of class A common stock of Pubco occurring on or after the date hereof (the “Escrow Adjustment Shares”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.            Recitals and Exhibits. The recitals to this Agreement and the Exhibits attached to this Agreement are incorporated by reference herein and made a part hereof.

2.            Appointment. Pubco, the Seller, and Astral jointly appoint the Escrow Agent as their escrow agent for the purposes of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth under this Agreement.

3.            Establishment of the Escrow Account. The Escrow Agent shall establish and maintain for the entire duration of this Agreement a separate and distinct securities account (the “Escrow Account”).

4.            Deposits to and administration of the Escrow Account.

4.1.            Astral delivers, or will deliver, (as the case may be) to the Escrow Agent the Astral Earnout Shares and any Escrow Adjustment Shares as follows:

(a)            at the date hereof, simultaneously with the execution of this Agreement and the issuance of the Astral Earnout Shares, all the Astral Earnout Shares are transferred to the Escrow Account; and

(b)            immediately after the issuance of any Escrow Adjustment Shares to Astral, all such newly issued Escrow Adjustment Shares shall be transferred to the Escrow Account,

(the Astral Earnout Shares and any Escrow Adjustment Shares deposited in the Escrow Account from time to time, the “Escrowed Shares”) and the Escrow Agent shall hold in the Escrow Account all the Escrowed Shares. During the term of this Agreement, the Escrow Agent shall not sell, transfer, dispose of, lend or otherwise subject to a lien any of the Escrowed Shares except until and to the extent that they are released in accordance with Section 5.

4.2.            Promptly upon receipt of the Astral Earnout Shares and any Escrow Adjustment Shares, the Escrow Agent shall acknowledge receipt of such shares. The Astral Earnout Shares and any Escrow Adjustment Shares shall not be deemed deposited in the Escrow Account until the Escrow Agent has issued to Astral written confirmation of the deposit of such shares.

4.3.            The Escrow Agent shall timely send to each of Pubco, the Seller, and Astral, upon written request, account statements reflecting activity in the Escrow Account in respect of a specific period as well as such additional information as reasonably requested by each of Pubco, the Seller, and Astral from time to time.

4.4.            Without prejudice to Section 4.5, the Escrow Agent shall not, and Astral as well as Pubco shall not require the Escrow Agent to, exercise, at any time, any corporate right pertaining to any Escrowed Share.

4.5.            In the event that Pubco pays any cash amount with reference to, or otherwise distributes cash in respect of, outstanding shares of class A common stock of Pubco, including, without limitation, cash dividends (each, a “Cash Distribution”), the following shall apply:

(a)            the Escrow Agent shall not request, claim, or collect any Cash Distributions attributable to the Escrowed Shares and shall promptly designate and code the Escrow Account as “do not pay” (or such substantially similar designation as may be used in the Escrow Agent’s systems of record) in respect thereto; and

(b)            Pubco shall (i) retain any Cash Distributions attributable to the Escrowed Shares, which shall not bear or accrue interest of any kind, into a segregated account of Pubco for the benefit of the Party to which said amounts are to be released under this letter (b)(ii) and not sell, transfer, dispose of, loan or otherwise create any liens over, said amounts other than in accordance with letter (b)(ii), and (ii) disburse any Cash Distributions attributable to the Escrowed Shares sin the context of any (partial or total) release of the Escrowed Shares as follows: (x) in case of any release of the Escrowed Shares to Astral and within ten (10) Business Days from such release, Pubco shall disburse to Astral any Cash Distributions attributable to the Escrowed Shares so released to Astral, and (y) in case of any release of the Escrowed Shares to Pubco and on the date of such release, Pubco will definitively acquire any Cash Distributions attributable to the Escrowed Shares so released to Pubco, all the above in derogation of any applicable statute of limitation to the maximum extent permitted under applicable laws.

5.            Release from the Escrow Account.

5.1.            Pubco, the Seller, and Astral shall act in accordance with, and the Escrow Agent shall release the Escrowed Shares from the Escrow Account as provided in, the following provisions:

(a)            Upon receipt of a Joint Release Instruction, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, transfer all or part of the Escrowed Shares to Pubco or Astral in accordance with such Joint Release Instruction.

(b)            Upon receipt by the Escrow Agent of a Final Determination from Pubco or Astral, the Escrow Agent shall within five (5) Business Days following receipt of such Final Determination, transfer to Pubco or Astral all or part of the Escrowed Shares in accordance with such Final Determination.

(c)            All transfers of any part of the Escrowed Shares shall be made as set forth in the Joint Release Instruction or Final Determination, as applicable, in accordance with the provisions of the applicable laws as well as Pubco’s charter and by-laws.

(d)            Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer of shares held in the Escrow Account, under the terms of this Agreement must be in writing, executed by Astral and/or Pubco (as the case may be) as evidenced by the signatures of the person or persons set forth on Exhibit B-1 and Exhibit B-2 annexed hereto (the “Authorized Representatives”) and delivered to the Escrow Agent attached to an e-mail received on a Business Day at the e-mail address set forth in Section 13. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the persons designated in Exhibit B-1 and/or Exhibit B-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may reasonably rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs in accordance with applicable law. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will (A) not execute the instruction, (B) maintain and keep safe all Escrowed Shares until all such issues have been resolved to its reasonable satisfaction and (C) promptly notify each party hereto in writing of such inability to verify or such non-satisfaction, as applicable. The persons and telephone numbers for call backs may be changed only in writing (with .pdf delivery by e-mail being acceptable), executed by an Authorized Representative of the applicable party hereto, actually received and acknowledged by the Escrow Agent.

(e)            Upon release in full of the Escrowed Shares pursuant to the terms of this Section 5, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of shares to be released by the Escrow Agent exceed the Escrowed Shares.

5.2.            If the Escrow Agent releases any shares to a party hereto and subsequently determines, in its discretion (which shall be exercised in good faith), that such release (or any portion of them) was made in error, the relevant party hereto shall, upon notice, promptly return the erroneous transfer. Any such erroneous transfer by the Escrow Agent, and the party’s return thereof to the Escrow Agent, shall not affect any obligation or right of either the Escrow Agent or the other parties hereto. Each of the Seller, Astral, and Pubco agrees not to assert discharge for value, bona fide payee, or any similar doctrine as a defense to the Escrow Agent’s recovery of any erroneous transfer.

5.3.            For the purposes of this Section 5, the following capitalized terms shall have the following meanings.

(a)            “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are not required or authorized by law to be closed in New York City, State of New York (United States).

(b)            “Final Determination” means a final, binding and non-appealable order of any court of competent jurisdiction determining the rights of Pubco or Astral with respect to the Escrowed Shares (or any portion thereof) under Section 2.8(d) of the Business Combination Agreement entered into, on October 1, 2025, by and among Mountain Lake Acquisition Corp., Pubco, Avalanche SPAC Merger Sub LLC, Avalanche Company Merger Sub LLC, Avalanche Treasury Company LLC, the Seller, Dragonfly Ventures L.P., Dragonfly Ventures II, L.P., and Astral as amended on January 13, 2026 and on March 17, 2026 (the “Business Combination Agreement”), which may be issued, together with (A) a certificate of the prevailing party hereto to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party hereto to effectuate such order, in each case executed by an Authorized Representative.

(c)            “Joint Release Instruction” means the joint written instruction, in substantially the form of Exhibit C annexed hereto, executed by an Authorized Representative of each of Pubco and Astral directing the Escrow Agent to release all, or a portion of, the Escrowed Shares, as applicable.

(d)            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

6.            Tax Matters. The Escrow Agent is hereby authorized and instructed to comply with all requirements under applicable law, including those relating to missing taxpayer identification numbers, and to file any appropriate reports with the applicable taxing authorities, including the Internal Revenue Service, with respect to any payment made by the Escrow Agent hereunder and any earnings on the Escrowed Shares. The Escrow Agent shall be entitled to deduct and withhold from amounts otherwise payable to Astral such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or non-U.S. tax law. If the Escrow Agent so withholds any amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to Astral. The Escrow Agent shall timely pay over any amounts so deducted or withheld to the applicable taxing authority.

7.            Rights, Duties, and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

7.1.            Save for the provisions of Section 5.1, the Escrow Agent shall (a) be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof, and (b) not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

7.2.            If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrowed Shares, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

7.3.            The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of the Escrow Agent’s or such employee’s, agent’s or attorney’s fraud, willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder.

7.4.            The Escrow Agent shall have no responsibility at any time to file any financing statement under the Uniform Commercial Code with respect to the Escrowed Shares or any part thereof.

8.            Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of all parties hereto. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to Astral, the Seller and Pubco specifying a date when such resignation shall take effect and upon delivery of the Escrowed Shares to the successor escrow agent designated by Astral, the Seller and Pubco in writing. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Shares. Astral, the Seller and Pubco shall have the right at any time, with or without cause, to jointly remove the Escrow Agent and substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrowed Shares as set forth in this Section 8, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 10, the resigning Escrow Agent shall be entitled to be reimbursed by Astral, the Seller and/or Pubco, as applicable, for any reasonable and documented expenses incurred in connection with its resignation and the transfer of the Escrowed Shares pursuant to this Section 8.

9.            Fees and Expenses.

9.1.            The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the information sheet attached to this Agreement as Exhibit A (the “Information Sheet”), payable by Pubco. The Escrow Agent Fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

9.2.            Without prejudice to Section 9.1, each party hereto will pay its own costs and expenses (including legal fees) related to the negotiation, execution, delivery, and performance of this Agreement.

10.            Indemnification and Contribution.

10.1.            Each of Astral, the Seller, and Pubco (collectively, “Indemnitors”), severally and not jointly, hereby agrees to indemnify the Escrow Agent and its officers, directors, and employees (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including reasonable and documented counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or in connection with the Escrow Agent’s carrying out its duties hereunder, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

10.2.            If the indemnification provided for in Section 10.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable and documented counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors, in each case, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of any of the Indemnitees.

10.3.            The provisions of this Section 10 shall survive any termination of this Agreement, whether by release of the Escrowed Shares, resignation of the Escrow Agent or otherwise.

11.            Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the final release of the Escrowed Shares pursuant to Section 5.1, provided that the provisions of Section 10 shall survive the termination hereof.

12.            Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party hereto of its rights under this Agreement or with respect to the Escrowed Shares shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent and the other parties hereto; and (b) the Escrow Agent and the other parties hereto shall have consented in writing to such assignment or transfer; provided, further, that Astral may - upon prior written notice to the Escrow Agent and the other parties hereto (but without requiring any party’s consent) and subject to the limitations set forth in the Business Combination Agreement and in the Lock-up Agreement entered into, on the date hereof, by and among Pubco and Astral - assign or transfer its rights under this Agreement and its beneficial interest in the Escrowed Shares to (i) any of its affiliates or affiliated funds, (ii) any successor entity in connection with a reorganization, restructuring or wind-down of Astral or its general partner, or (iii) its limited partners in connection with a distribution in kind on liquidation.

13.            Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service or by email to the following addresses:

-       if to Astral, the Seller and/or Pubco:

at their respective addresses set forth on the Information Sheet with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

EC2N 4BQ – London

United Kingdom

Attention: Lorenzo Corte, and Georgian Dimopoulos (emails: [***]; [***])

-      if to the Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York City, State of New York 10004

USA

Attention: the Trust Department (Leicia Savinetti; [***])

with copies to (which shall not constitute notice)

the Compliance department ([***]).

14.            Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

15.            Entire Agreement. This Agreement constitutes the entire agreement among Astral, Pubco, the Seller and the Escrow Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

16.            Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

17.            Confidentiality. The Escrow Agent agrees that it will treat in confidence any and all information, in any form or medium, whether in oral, written, photographic or graphic form, electronically stored or otherwise, concerning or relating to either of the Seller, Astral, and Pubco and its respective affiliates in connection with the execution and delivery of this Agreement and the consummation of the business combination transaction in the context of which this Agreement is entered into (whether obtained before or after the date of this Agreement and whether prepared by a party hereto, its representatives or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential, the “Confidential Information”). The Escrow Agent shall not be held liable for any disclosure of Confidential Information that is required by applicable law or regulation (the “Disclosure Obligation”), provided, however, that the Escrow Agent shall provide all the other interested parties hereto with prompt written notice of any such requirement so that the other interested parties hereto have an opportunity to seek a protective order or other appropriate remedy at their expense or waive compliance with the provisions of this Agreement. If the other interested parties hereto waive compliance with the provisions of this Agreement with respect to a Disclosure Obligation, the Escrow Agent shall disclose only that portion of the Confidential Information that is covered by such waiver and which is reasonably necessary to disclose in order to comply with such Disclosure Obligation

18.            Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Escrow Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Leicia Savinetti
	Name:	Leicia Savinetti
	Title:	Vice President

Astral:

Astral Horizon, L.P., acting by its General Partner, Astral Horizon GP, LLC

By:	/s/ Haseeb Ahmad Qureshi
	Name:	Haseeb Ahmad Qureshi
	Title:	Manager

Seller:

DRAGONFLY DIGITAL MANAGEMENT, LLC

By:	/s/ Haseeb Ahmad Qureshi
	Name:	Haseeb Ahmad Qureshi
	Title:	Managing Partner

Pubco:

avalanche treasury corporation

By:	/s/ Gerald Bartholomew Smith
	Name:	Gerald Bartholomew Smith
	Title:	President

[Signature Page to Escrow Agreement]

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	Astral:
	Name:	Astral Horizon, L.P.
	Address:	[***]
	Attention:	Haseeb Ahmad Qureshi, Sole Managing Member
	Tax Id #:	[***]

2.	Seller:

Name:	Dragonfly Digital Management, LLC
Address:	[***]
Attention:	Haseeb Ahmad Qureshi, Manager of its General Partner
Tax Id #:	[***]

3.	Pubco:

Name:	Avalanche Treasury Corporation
Address:	[***]
Attention:	Gerald Bartholomew Smith, Chief Executive Officer
Tax Id #:	[***]

4.	Escrowed Shares: Class A common stock of Avalanche Treasury Corporation, par value $0.01 per share

5.	Escrow Agent Fees and Charges: (i) review fee equal to $1,875 and (ii) administration fee equal to $200 per month.

EXHIBIT B-1

CERTIFICATE AS TO ASTRAL’S AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Astral and are authorized to initiate and approve transactions of all types for the Escrow Account established under this Agreement, on behalf of Astral. The below listed persons (must list at least two (2) individuals, if applicable) have also been designated Call Back Authorized Individuals and will be contacted by the Escrow Agent prior to the release of Escrowed Shares from the Escrow Account.

Name / Title / Telephone	Specimen Signature

Haseeb Qureshi	/s/ Haseeb Qureshi
Name	Signature

Managing Partner
Title

[***]
Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

EXHIBIT B-2

CERTIFICATE AS TO PUBCO’S AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Pubco and are authorized to initiate and approve transactions of all types for the Escrow Account established under this Agreement, on behalf of Pubco. The below listed persons (must list at least two (2) individuals, if applicable) have also been designated Call Back Authorized Individuals and will be contacted by the Escrow Agent prior to the release of Escrowed Shares from the Escrow Account.

Name / Title / Telephone	Specimen Signature

Gerald Bartholomew Smith	/s/ Gerald Bartholomew Smith
Name	Signature

President and Chief Executive Director
Title

[*****]
Phone	Mobile Phone

Sean Ostrower	/s/ Sean Ostrower
Name	Signature

Chief Financial Officer
Title

[*****]
Phone	Mobile Phone

Laine Mihalchick Moljo	/s/Laine Mihalchick Moljo
Name	Signature

Secretary and Chief Operating Officer
Title

[*****]
Telephone	Mobile Phone

EXHIBIT C

FORM OF JOINT RELEASE INSTRUCTION

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York City, State of New York 10004

USA

Attn: the Trust Department (Leicia Savinetti)

E-mail: [***]

with a copy to the Compliance Department

E-mail: [***]

Dear [●]:

This Joint Release Instruction is issued as of [●], 20[●], pursuant to Section 5.1(a) of the Escrow Agreement, dated as of June 11th, 2026 (the “Escrow Agreement”), by and among Astral Horizon, L.P., a Delaware limited partnership, Avalanche Treasury Corporation, a Delaware corporation, Dragonfly Digital Management, LLC, a Delaware limited liability company, and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Escrow Agreement.

The undersigned parties to this Joint Release Instruction jointly instruct the Escrow Agent to transfer no. [•] Escrowed Shares out of the Escrow Account to [Insert transfer instructions].

Each of the undersigned hereby represents and warrants that it has been authorized to execute this Joint Release Instruction. This Joint Release Instruction may be executed in counterparts, each of which when executed and delivered shall be deemed an original, and all of which, taken together, shall constitute the same document. This Joint Release Instruction may be executed by transfer of an originally signed document by e-mail in “.pdf” format, or other electronic means (including “.pdf” or any electronic signature), each of which will be as fully binding as an original document.

[Remainder of this page intentionally left blank]

Astral Horizon, L.P., acting by its General Partner, Astral Horizon GP, LLC

By:
Name:
Title:

Avalanche Treasury Corporation

By:
Name:
Title: